Exhibit 99.1

BARNWELL INDUSTRIES, INC.	P R E S S R E L E A S E 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler President and Chief Operating Officer

Russell M. Gifford Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED MARCH 31, 2012

HONOLULU, HAWAII, May 9, 2012 -- Barnwell Industries, Inc. (NYSE Amex: BRN) today reported net losses of $2,981,000 ($0.36 per share – diluted) and $3,263,000 ($0.39 per share – diluted) for the three and six months ended March 31, 2012, respectively, as compared to net losses of $1,463,000 ($0.18 per share – diluted) and $378,000 ($0.05 per share – diluted) for the three and six months ended March 31, 2011, respectively.

Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, “The loss for the quarter ended March 31, 2012 included a $1,854,000 reduction in the carrying value of our real estate held for sale. In April 2012, our 80% owned real estate joint venture entered into a contract to sell one of the two residences it owns at a price below carrying value.  Accordingly, Barnwell recorded a reduction in the carrying values of both houses held for sale to reflect this decline in the estimated market value of the homes.  The sale is currently in escrow and is estimated to close in the quarter ending June 30, 2012.  If the sale closes, the Company’s interest and general and administrative expenses will be reduced as a result of lower debt balances and reduced house carrying costs.  Also impacting the decrease in operating results for the three months ended March 31, 2012 as compared to last year’s three months ended March 31, 2011 was a $1,326,000 gain during last year’s second quarter from third-party drilling royalty credits as compared to no such gain this year and lower natural gas prices, which declined 48%.  These declines were partially offset by a 16% increase in net oil production, a 6% increase in oil prices and a $1,450,000 decrease in stock appreciation rights expense as compared to last year’s second quarter.”

“Operating results for the six months ended March 31, 2012 decreased due to the aforementioned $1,854,000 reduction in the carrying value of our real estate held for sale, the absence of last year’s $1,326,000 gain from drilling royalty credits and a 29% decline in natural gas prices.  In addition, last year’s six months ended March 31, 2011 included the receipt of $2,656,000 for the last of ten scheduled option payments relating to the development rights within Hualalai Resort at Kaupulehu in the North Kona district on the island of Hawaii.  These declines were partially offset by a 23% increase in net oil production, a 14% increase in oil prices and a $1,985,000 decrease in stock appreciation rights expense as compared to last year.”

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements.  Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

	COMPARATIVE OPERATING RESULTS
	(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2012	2011	2012	2011

Revenues	$7,166,000	$9,281,000	$15,668,000	$20,600,000

Net loss attributable to Barnwell Industries, Inc.	$(2,981,000)	$(1,463,000)	$(3,263,000)	$(378,000)

Net loss
per share – basic	$(0.36)	$(0.18)	$(0.39)	$(0.05)

Net loss
per share – diluted	$(0.36)	$(0.18)	$(0.39)	$(0.05)

Weighted-average shares and equivalent shares outstanding:
Basic	8,277,160	8,277,160	8,277,160	8,277,160

Diluted	8,277,160	8,277,160	8,277,160	8,277,160